UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2020

WeTrade Group Inc.
(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation or organization)

7374

(Primary Standard Industrial Classification Code Number)

______________________________

(I.R.S. Employer Identification Number)

No 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District, Beijing City,

People Republic of China +8610-85788631.

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Wyoming Registered Agent 1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2020 WeTrade Group Inc.’s wholly owned subsidiary Yue Shang Information Technology (Beijing) Co Limited entered into a Technical Entrust (Agency) Agreement with Global Joy Trip Technology (Beijing) Co Limited.

As per the terms of the agreement subsidiary Yue Shang Information Technology (Beijing) Co Limited will provide social e-commerce revenue management system services to Global Joy Trip Technology (Beijing) Co Limited. Including, but not limited to: system background construction, foreground APP, basic application training, etc.

As per the agreement Global Joy Trip Technology (Beijing) Co Limited will pay 2% of the actual Gross Merchandise Volume (“GMV”) generated during the operation period to Yue Shang Information Technology (Beijing) Co Limited as the system service fee when it is operational in China.

The Board believes that the Technical Entrust Agreement will provide the Group with the opportunity to leverage on its extensive experience in China social e-commerce business. The Board also believes that it could expand the Group’s business scope, broaden income sources and enhance its financial performance, as well as in the interests of the Company and its shareholders.

WeTrade Group Inc.’s CEO and Director Dai Zheng is a majority shareholder in Global Joy Trip Technology (Beijing) Co Limited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WETRADE GROUP INC.

Date: May 12, 2020	By:	/s/ Dai Zheng
Dai Zheng Director/CEO

By:	/s/ Li Zhou
Li Zhou/Director/COO

By:	/s/ Kean Tat Che
Kean Tat Che/Director/CFO

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